Exhibit 99.1

For Immediate Release
PRESS RELEASE	Contact: Investor Relations
Tel: 281.529.7799
GLOBAL INDUSTRIES, LTD. ANNOUNCES RESULTS
FOR THE THIRD QUARTER OF 2010
Houston, Texas, November 3, 2010 — Global Industries, Ltd. (NASDAQ: GLBL) today announced revenues of $189.5 million for the third quarter of 2010 compared to $203.7 million for the third quarter of 2009. Net loss was $27.9 million, or $0.24 per diluted share, for the third quarter of 2010 compared to net income of $14.0 million, or $0.12 per diluted share, for the third quarter of 2009.
Included in the third quarter results is a goodwill impairment of $37.4 million in the company’s Latin America and North America OCD segments, related to project losses booked in our Latin America segment and downturn in the offshore construction industry. Also included in the third quarter of 2010 are $23.3 million of net gains on asset disposals/impairments predominately in our Latin America, West Africa, and North America OCD segments, and $0.8 million of relocation and severance costs related to our efforts to centralize certain critical operating functions to Houston, Texas. Excluding these items, net loss was $12.7 million or $0.11 per diluted share.
For the nine months ended September 30, 2010, the Company reported revenues, net loss and loss per diluted share of $418.1 million, $47.8 million and $0.42, respectively, as compared to revenue, net income and earnings per diluted share of $768.0 million, $79.0 million and $0.69, respectively, for the nine months ended September 30, 2009.
Included in the 2010 year-to-date results is the $37.4 million goodwill impairment, $12.5 million of net gains on asset disposals/impairments and the $0.8 million of relocation and severance costs. Excluding these items, net loss was $23.8 million or $0.21 per diluted share.
Project awards for the third quarter of 2010 were $216.9 million and backlog at September 30, 2010 was $274.5 million, an increase of $27.4 million from the June 30, 2010 backlog and an increase of $126.9 million from the September 30, 2009 backlog.
Commenting on the third quarter results, Chief Executive Officer John Reed stated, “The results of our Latin America segment are disappointing. As stated before, we are focused on improving project execution and have been diligently building our team and centralizing critical activities over the past few months. We expect these efforts to improve our performance in the future. In addition, our results continue to be adversely affected by the downturn in our industry and are reflective of the low level of project activity worldwide. Although the government moratorium on deepwater drilling in the U.S. Gulf of Mexico was recently lifted, we continue to be affected by the oil spill as permitting delays and uncertainty in the market have resulted in project delays and cancellations.”
A conference call will be held at 9:00 a.m. Central Time on November 4, 2010. Anyone wishing to listen to the conference call may dial 888-677-0183 (domestic) or 1-773-756-0451 (international) and request connection to the “Global Third Quarter Earnings” call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company’s website at www.globalind.com, where it will also be archived for anytime reference until November 25, 2010.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global’s express written consent.
Global Industries, Ltd. is a leading offshore solutions provider of offshore construction, engineering, project management, and support services including pipeline construction, platform installation and removal, deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. The Company’s shares are traded on The NASDAQ Global Select Market under the symbol “GLBL.”
This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company’s ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

Set forth are our Company’s results of operations for the periods indicated.
RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
Revenues	$189,501	$203,718	$418,080	$768,010
Cost of operations	179,707	163,855	405,352	617,609

Gross profit	9,794	39,863	12,728	150,401
Goodwill impairment	37,388	—	37,388	—
Loss (gain) on asset disposals and impairments	(23,271)	274	(12,483)	(8,249)
Relocation costs	838	—	838	—
Selling, general and administrative expenses	16,633	19,075	51,572	55,635

Operating income (loss)	(21,794)	20,514	(64,587)	103,015
Interest income	516	402	1,249	1,594
Interest expense	(2,649)	(2,756)	(7,308)	(9,978)
Other income (expense), net	1,275	9	269	6,579

Income (loss) before taxes	(22,652)	18,169	(70,377)	101,210
Income tax expense (benefits)	5,067	4,151	(22,706)	22,228

Net income (loss)	(27,719)	14,018	(47,671)	78,982
Less: Net income attributable to noncontrolling interest	139	—	139	—

Net income (loss)	$(27,858)	$14,018	$(47,810)	$78,982

Earnings (Loss) Per Common Share
Basic:
Net income (loss) attributable to Global Industries, Ltd.	$(0.24)	$0.12	$(0.42)	$0.69
Diluted:
Net income (loss) attributable to Global Industries, Ltd.	$(0.24)	$0.12	$(0.42)	$0.69

Weighted Average Common Shares Outstanding
Basic	113,959	112,693	113,721	112,550
Diluted	113,959	113,278	113,721	113,118

Other Data
Depreciation and Amortization	$14,173	$17,924	$42,127	$52,634
Backlog at end of period			$274,538	$147,584

Effective January 1, 2010, we combined our Middle East and Asia Pacific/India segments into the Asia Pacific/Middle East segment. This change has been reflected as a retrospective change to the financial information for the three months and nine months ended September 30, 2009 presented below. This change did not affect our consolidated results of operations or tax reporting.
Set forth are our Company’s results of operations by reportable segment for the periods indicated.
RESULTS OF OPERATIONS BY REPORTABLE SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
	(In thousands)
Total segment revenues
North America OCD	$26,442	$60,011	$45,846	$108,961
North America Subsea	42,380	46,343	102,873	112,093
Latin America	72,020	35,749	148,462	185,534
West Africa	—	(529)	—	101,039
Asia Pacific/Middle East	57,867	76,101	132,843	285,777

Subtotal	198,709	217,675	430,024	793,404

Intersegment eliminations
North America OCD	(5,902)	—	(5,902)	—
North America Subsea	(3,306)	(13,957)	(6,042)	(25,394)

Subtotal	(9,208)	(13,957)	(11,944)	(25,394)

Consolidated revenues	$189,501	$203,718	$418,080	$768,010

Income (loss) before taxes
North America OCD	$4,192	$12,903	$(10,603)	$4,924
North America Subsea	8,656	10,267	3,920	25,972
Latin America	(50,882)	(10,642)	(62,438)	11,825
West Africa	10,490	(2,709)	7,170	30,150
Asia Pacific/Middle East	12,798	15,670	15,634	50,264
Corporate	(7,906)	(7,320)	(24,060)	(21,925)

Consolidated income (loss) before taxes	$(22,652)	$18,169	$(70,377)	$101,210

CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$322,369	$344,855
Restricted cash	4,547	1,139
Marketable securities	—	30,750
Accounts receivable — net of allowance of $2,794 for 2010 and $2,765 for 2009	57,890	160,273
Unbilled work on uncompleted contracts	73,259	92,569
Contract costs incurred not yet recognized	33,303	489
Deferred income taxes	6,380	2,945
Assets held for sale	17,127	16,152
Prepaid expenses and other	37,648	31,596

Total current assets	552,523	680,768

Property and Equipment, net	819,866	722,819

Other Assets
Marketable securities — long-term	—	11,097
Accounts receivable — long-term	8,677	12,294
Deferred charges, net	30,933	49,866
Goodwill	—	37,388
Other	21,110	9,961

Total other assets	60,720	120,606

Total	$1,433,109	$1,524,193

LIABILITIES AND EQUITY
Current Liabilities
Current maturities of long term debt	$3,960	$3,960
Accounts payable	140,599	192,008
Employee-related liabilities	22,050	18,079
Income taxes payable	26,385	45,301
Accrued anticipated contract losses	15,484	322
Other accrued liabilities	18,034	15,489

Total current liabilities	226,512	275,159

Long-Term Debt	297,100	294,366
Deferred Income Taxes	64,863	69,998
Other Liabilities	17,420	15,171

Commitments and Contingencies	—	—

Equity
Common stock, $0.01 par value, 250,000 shares authorized, and 115,133 and 119,989 shares issued at September 30, 2010 and December 31, 2009, respectively	1,151	1,200
Additional paid-in capital	413,952	513,353
Retained earnings	420,620	468,430
Treasury stock at cost, 6,130 shares at December 31, 2009	—	(105,038)
Accumulated other comprehensive loss	(8,708)	(8,446)

Shareholders’ equity—Global Industries, Ltd.	827,015	869,499
Noncontrolling interest	199	—

Total equity	827,214	869,499

Total	$1,433,109	$1,524,193

- End -